Exhibit (h)(5)(b)

                  AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT
                             Dated:  April 30, 2007


	The Shareholder Services Agreement by and between First Pacific Mutual Fund, Inc., a Maryland corporation (the "Company"), for the Hawaii Municipal Fund series and the Hawaii Intermediate Fund series and First Pacific Recordkeeping, Inc., a Hawaii corporation, is amended as follows:


	FIRST:	The Shareholder Services Agreement is hereby amended to
change the name of First Pacific Recordkeeping, Inc. to Lee Financial Recordkeeping, Inc.

	SECOND:	The foregoing amendment to the Shareholder Services
Agreement has been duly approved by at least a majority of the entire Board of Directors of the Company. The amendment is limited to changes expressly permitted to be made without action of the shareholders.

	THIRD:	The Shareholder Services Agreement Amendment will become
effective on April 30, 2007.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.


						FIRST PACIFIC MUTUAL FUND, INC.


						By:  __/s/  Terrence K.H Lee_____________
							Terrence K.H. Lee, President


						Attest:  _/s/ Jean Chun Lee______________
							Jean Chun Lee, Secretary



						LEE FINANCIAL RECORDKEEPING, INC.


						By:  __/s/  Terrence K.H Lee_____________
							Terrence K.H. Lee, President


						Attest:  _/s/ Jean Chun Lee______________
							Jean Chun Lee, Secretary